Agrium Investor Presentation Chuck Magro, Agrium President & CEO January 2015

Forward-Looking Statements

IFRS Advisory
Additional IFRS and Non-IFRS Financial Measures Advisory
Certain statements and other information included in this presentation constitute "forward-looking information" or "forward-looking statements" (collectively, “FLS”).  All statements in this presentation, other than those relating to historical information or current conditions, are FLS, including, but not limited to, statements as to management's expectations with respect to future crop and crop input volumes, demand, margins, prices and sales; business and financial prospects; dividends and other plans, strategies, objectives and expectations, including with respect to future operations and expectations regarding Agrium's expansion projects. The FLS included in this presentation are based on certain assumptions made by us and all FLS are qualified by the assumptions that are stated or inherent in such FLS. Investors should not place undue reliance on these assumptions and such FLS. The key assumptions that have been made include, among other things assumptions with respect to Agrium's ability to successfully integrate and realize the anticipated benefits of its already completed and future acquisitions, that future business, regulatory and industry conditions will be within normal parameters, including with respect to prices, margins, product availability and supplier agreements; the completion of our expansion projects on schedule, as planned and on budget; assumptions with respect to global economic conditions; and our ability to access our credit facilities or capital markets for additional sources of financing. Also refer to the discussion under the heading "Key
Assumptions and Risks in Respect of Forward-Looking Statements" in Agrium's Management's Discussion & Analysis for the year ended December 31, 2013 (the "2013 MD&A")
with respect to the material assumptions and risks associated with the FLS.
FLS are subject to various risks and uncertainties which could cause Agrium's anticipated results and experience to differ materially from the anticipated results or expectations expressed. The key risks and uncertainties include, but are not limited to: general economic, market and business conditions, weather conditions including impacts from regional flooding and/or drought conditions; crop prices; the supply and demand and price levels for our major products; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof, and political risks, including civil unrest, actions by armed groups or conflict, as well as counterparty and sovereign risk; and other risk factors detailed from time to time in Agrium reports filed with the Canadian securities regulators and the Securities and Exchange Commission in the United States. We also refer you to the risks set forth in the 2013 MD&A under the headings "Enterprise Risk Management” and "Key Assumptions and Risks in Respect of Forward-Looking Statements".
Agrium disclaims any intention or obligation to update or revise any FLS in this presentation as a result of new information or future events, except as may be required under applicable U.S. federal securities laws or applicable Canadian securities legislation.
Historical financial information relating to Agrium for periods beginning on or after January 1, 2010 in this presentation is prepared in accordance with International Financial
Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. All financial information prior to 2010 is presented in accordance with previous Canadian generally accepted accounting principles. 2012 financial information has been restated to reflect the adoption of IFRS 11 Joint Arrangements, whereby the classification and accounting for our joint arrangements are accounted for using the equity method, and  discontinued operations.
We consider earnings (loss) from continuing operations before finance costs, income taxes, depreciation and amortization ("EBITDA"), earnings (loss) from continuing operations before finance costs, income taxes, depreciation and amortization and before finance costs, income taxes, depreciation and amortization of joint ventures ("adjusted EBITDA"), current net debt/EBITDA ratio, capital expenditures – sustaining and investing, and retail metrics including operating coverage ratio, return on capital employed (“ROCE”) and
ROCE (excluding intangibles and goodwill), average non-cash working capital to sales, and EBITDA to sales measure, all of which are non-IFRS financial measures, and free cash flows, which is an additional IFRS measure, to provide useful information to both management and investors in measuring our financial performance and financial condition. Refer to the table under the heading "Additional IFRS and non-IFRS Financial Measures" in the 2013 Annual Report and filed on SEDAR at www.sedar.com and EDGAR at www.sec.gov under our corporate profile for further discussion of how these measures are calculated and their usefulness to users including management. Non-IFRS financial measures are not recognized measures under IFRS and our method of calculation may not be comparable to that of other companies. These non-IFRS measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with IFRS.
For a reconciliation of these additional IFRS and non-IFRS measures to the most directly comparable measures calculated in accordance with IFRS for the twelve months ended
December 31, 2013 and 2012, refer to the table under the heading "Additional and non-IFRS Financial Measures – Reconciliation of Additional IFRS and non-IFRS Financial
Measures" in the 2013 Annual Report.

Adjusted EBITDA is approximated using a proportional allocation as a percentage of gross profit for 2013.
* Other includes AAT and Wholesale Product Purchased for Resale.

AGRIUM’S STRATEGY AND CO. OVERVIEW
Agrium: A Global Provider of Ag Inputs & Services
2013 Adjusted EBITDA
$2.2B
Retail
Crop Protection
and Seed
Retail
Nutrients
and Other
Nitrogen
Other*
Phosphate
Potash
RETAIL
WHOLESALE
• Largest global retail distributor of crop inputs & leading producer of crop nutrients
• Multiple growth levers & competitive advantages
across our core businesses:
• Increased N & K capacity & lower cost position
• Retail position & growth profile
• Operational Excellence  focus
• ‘Integrated where it makes sense’ – provides
synergies in core markets
• Peers are investing in distribution – we have it
• Identified growth & >$1.3B drop in capital
expenditure by 2016 will lead to:
• Significant growth in cash flow
• Increased returns of capital to shareholders
Figures in pie chart based on full-year EBITDA for 2013 excluding other inter-segment eliminations. Retail and Wholesale products and services

AGRIUM’S STRATEGY AND CO. OVERVIEW
Leading Global Agricultural Retailer Through Diversity
Gross Profit
(2013)
Crop Nutrients 32%
[17% gp]
Crop Protection 38%
[23% gp]
Seed 10%
[22% gp]
Services/Other 20%
$2.6B
Over 1,300 facilities
in 7 countries

Chile
Argentina
Brazil
Uruguay
SOUTH AMERICA
USA
Canada
Hawaii
NORTH AMERICA
AUSTRALIA
Crop inputs & services for
over 50 different crops
Geographic Diversity
Products and services cover
all aspects of crop inputs
Crop Diversity Products & Services
Diversity
Corn,
22%
Wheat,
20%
Soybean,
15%
Canola,
13%
Cotton,
7%
Perm
Crops,
6%
Veg, 4%
All Other,
13%
Revenue by Crop Type

North America
Facilities
1
Base N includes AS & other.  Equity ownership consists of a 50% joint venture interest in Profertil’s South
American nitrogen facility and a 26% equity ownership in MOPCO’s Egyptian nitrogen facility .
2
Includes incremental expansions in equity ownership of Profertil and MOPCO.
Source: Agrium
South America
Facility
Egypt
Nitrogen Potash Phosphate
AGRIUM’S STRATEGY AND CO. OVERVIEW
Wholesale Overview:
Strong Strategic Position & Growing Capacity
• In-market distribution and/or cost advantages across our products/regions
• Significant capacity expansion in 2015/16 for nitrogen and potash
1 2 1
0.0
1.0
2.0
3.0
4.0
5.0
6.0
7.0
8.0
Nitrogen Potash Phosphate
NPK Production Capacity Overview
Base Production Equity Ownership Capacity Expansion

AGRIUM’S STRATEGY AND CO. OVERVIEW
Strategic North American Footprint

Wholesale Locations
Crop Production Services (CPS)
Retail Locations
Kennewick
Americus
Lynchburg
Paducah
• In-market Retail distribution channel for Wholesale production generates significant value
• Fertilizer production peers lack Agrium’s extensive distribution network – unique competitive advantage
>30% of total NA nutrient sales for
Retail sourced from Wholesale
>50% of Wholesale domestic potash
sales to AGU Retail, >50% of W.Cdn.
ag sales move thru CPS Canada retail
Bloom
Granum
Carseland
Standard
Vanscoy
Joffre
Redwater
Fort Saskatchewan
Plymouth
Moses Lake
West
Sacramento
Borger
Conda
Reese
Leal
Denver
Homestead
Florence
Tifton
New
Madrid
Garner
Early
North Bend
Mt. Vernon
Paducah
Marseilles
Nitrogen Production
Solution Production
Phosphate Production
Phosphate Mine
Potash Production
Potash Mine
Granulation Production
Micronutrient Production
ESN Production
Ammonia Pipeline System
Anhydrous Ammonia Storage
Solution Storage
Dry Storage
Blend Storage
U.S. Sales Office – Denver, U.S.
Wholesale Head Office – Calgary,
Canada

FUNDAMENTAL UPDATE
Outlook for 2015

Outlook Fundamentals
• Shortened fall 2014 application window to support 2015 spring demand
• Crop protection application anticipated to return closer to normal in 2015, after weak summer of 2014
• Retail customer prepays similar to last year’s record level
• Lower NA gas prices to support our nitrogen margins (earnings sensitivity:
lower gas price by $0.50/mmbtu adds $35 million of EBIT)
• Lower Canadian dollar to further benefit our bottom line

FUNDAMENTAL UPDATE
Improved Corn Cash Margins

• Expect 2015 corn acreage to decline slightly in US & globally:
• U.S. corn acres of ~88-89M vs. 90.6M in 2014
• Dec. 2015 corn futures prices have risen to ~$4.20/bu from harvest lows of ~$3.70/bu  – positive impact on grower margins/confidence
Corn
Soybeans
* New crop futures for 2015/16 crop have an estimated basis deducted
* Source: USDA, Doane, Agrium
$3.64/bu
$3.57/bu
$4.07/bu
$8.97/bu
$9.30/bu
$9.50/bu
$0
$50
$100
$150
$200
$250
$300
$350
2003/04 -
2011/12 Avg.
Sep. 30, 2014 Jan. 20, 2015 2003/04 -
2011/12 Avg.
Sep. 30, 2014 Jan. 20, 2015
---- Dec. 2015 Futures ----
---- Nov. 2015 Futures ----

Portfolio Review Update
• Core businesses: N, K and Retail
• Continue to work phosphate options including rock sources
• Turf & Ornamental business & PFR terminals sold

2014 OPERATIONAL UPDATE
Operational Review & Update
Operations  / Expansion Update
• Vanscoy potash re-started end of Dec, target 2.1 M tonnes in 2015
• Nitrogen operations refreshed
• Borger nitrogen expansion continues on time and on budget
• Egypt N plant expansion complete Q2’15, Argentina complete Q1’15
• 2014: international retail improvement & strong tuck-in growth
• Operational excellence to focus on improved operating rates in N&K and optimal cost structure across the business
Enhanced Disclosure
•
Commitment to further enhancements to level of disclosure and guidance

Existing
Dividend
$3.12/share
Significant Future Cash Flow Generation

Illustrative 5 - Year Potential Cash Generation & Fund Potential
Potential for >$10/share per year in available free cash flow, allowing for significant returns of capital to shareholders and  value-added growth
1 5-Year period starts in 2016.
2 Operating cash flow has been calculated using average annual fertilizer benchmark prices for 2014: NOLA urea $355/st, Midwest potash $390/mt,
Florida DAP $440/st & NYMEX $4.28/MMBtu. The production profiles for this period include incremental nitrogen and potash expansions as reported in Agrium’s November 2014 Investor Day presentation..
3 Total Funds Available includes upside range of +$25/mt on all benchmarks and  $3.50/MMBtu for NYMEX, as well as incremental debt  leverage created by operating cash flow.  Incremental debt capacity has been calculated based upon a Debt to EBITDA ratio of 2.5X (2.9X currently) and net of long-term debt maturities in  the period presented ($626M next 5 years).
Up to $10.6B
(includes market upside of
+$25/mt & incremental leverage  )
$7.3B FCF
0.0
2.0
4.0
6.0
8.0
10.0
12.0
Operating
Cash Flow Potential
Sustaining
Capital
Free Cash Flow
Total Funds Available
Upside Market Scenario
and Incremental Leverage)
1
3
2
3
(incl.

Update on Capital Allocation Policy
Capital Allocation Policies for 2015
Increased targeted dividend payout ratio to 40-50% of
normalized free cash flow, net of sustaining capital (previously
25-35%)
Institute a Normal Course Issuer Bid (NCIB) of 5% of
outstanding shares
Target consistent rise in dividend over time and more emphasis on share buybacks, in-line with expected higher FCF post 2015 expansion projects
•
•
•

Summary

• Agrium is well-positioned to capitalize on solid 1H 2015 market demand
• Poised to complete multi-year capital expansion in 2015 – delivering substantial growth in earnings and free cash flow for years to come
• Multiple value drivers within our control
Potential for > $10/share per year in available free cash flow =
allowing for significant returns of capital to shareholders and value-added growth